                  CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of i-STAT Corporation on Form S-8/S-3 (File No. 33-48889) and Form S-8 (File Nos. 33-67456, 33-76152 and 33-96114) of our reports dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of i-STAT Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Consolidated Financial Data".







Princeton, New Jersey                                  Coopers & Lybrand L.L.P.
March 26, 1997